UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) September 5, 2019

VISTEON CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-15827	38-3519512
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Village Center Drive, Van Buren Township, Michigan		48111
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (800)-VISTEON

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	VC	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

SECTION 2 – FINANCIAL INFORMATION

Item 2.02.	Results of Operations and Financial Condition.

Senior executives of Visteon Corporation (the “Company”) are expected to make a presentation on September 5, 2019 to investors and security analysts at the Citi Global Technology Conference in New York City which will include a discussion of the Company’s strategy, financial profile and related matters, including certain financial information. In connection with such presentation, the Company is making available the presentation slides attached hereto as Exhibit 99.1, which are incorporated herein by reference.

The information contained in Exhibit 99.1 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

SECTION 7 – REGULATION FD

Item 7.01.	Regulation FD Disclosure.

See “Item 2.02. Results of Operations and Financial Condition” above.

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01.	Financial Statements and Exhibits.

Exhibit No.	Description

99.1	Presentation slides from the Company’s webcast presentation at the Citi Global Technology Conference on September 5, 2019.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VISTEON CORPORATION

Date: September 5, 2019	By:	/s/ Brett D. Pynnonen
Brett D. Pynnonen
Senior Vice President and General Counsel